UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2022

CALAVO GROWERS, INC.

(Exact name of registrant as specified in charter)

California	000-33385	33-0945304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 525-1245:

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CVGW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 9, 2022, Calavo Growers, Inc. (“Calavo”) issued a press release announcing the appointment of Ms. Helen Kurtz as Senior Vice President and General Manager of Calavo Prepared. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Calavo’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Calavo has appointed Ms. Helen Kurtz, age 52, to serve as Senior Vice President and General Manager of Calavo Prepared commencing August 17, 2022.

Since 2017, Ms. Kurtz has served as Senior Vice President and Chief Marketing Officer of Foster Farms. From 1997 to 2017, Ms. Kurtz held various rolls at General Mills, Inc. (NYSE: GIS). At General Mills, Ms. Kurtz led a number of brands including Betty Crocker, Chex Mix and Fruit Snacks and served as Vice President of Yoplait.

Pursuant to an Employment Agreement between Calavo and Ms. Kurtz (the “Kurtz Employment Agreement”), Ms. Kurtz will receive an annual base salary of $430,000, which is subject to increases on an annual basis at the discretion of Calavo’s Compensation Committee. Ms. Kurtz will receive a performance bonus of not less than 50% of her annual base salary for fiscal 2023 if Calavo achieves the annual performance targets established by Calavo’s Compensation Committee for Calavo’s executive officers, provided she remains employed by Calavo for the entire fiscal year. The Compensation Committee may also elect to award Ms. Kurtz a discretionary bonus for any fiscal year, including fiscal 2022. Beginning with fiscal 2023, Ms. Kurtz will also be eligible to receive not less than the equivalent of 50% of her annual base salary in equity awards pursuant to the terms of the Company’s 2020 Equity Incentive Plan, which will vest as described in the Kurtz Employment Agreement. Ms. Kurtz will receive a signing bonus consisting of restricted stock units representing a contingent right to receive Calavo’s common stock having a value of $300,000, which restricted stock units will vest in three equal annual installments, subject to continued service on each vesting date, with the first installment to vest on the first anniversary of the commencement of Ms. Kurtz’s employment. In the event that Ms. Kurtz’s employment is terminated by Calavo without Cause (as defined in the Kurtz Employment Agreement) or Ms. Kurtz terminates her employment for Good Reason (as defined in the Kurtz Employment Agreement), and Ms. Kurtz executes a separation and release agreement, Ms. Kurtz will be entitled to receive severance payments equal to one year of her annual base salary, Calavo-paid health benefits for one year following separation, a pro-rated portion of her annual bonus, and the restricted stock units issued to Ms. Kurtz as a signing bonus will become fully vested as of the date of such termination.

The preceding summary does not purport to be complete and is subject to and qualified in its entirety by the complete text of the Kurtz Employment Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated August 9, 2022.
99.2	Employment Agreement dated August 8, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
August 9, 2022
	By:	/s/ Brian Kocher
Brian Kocher President and Chief Executive Officer

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